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                                                                    EXHIBIT 23.2



                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




We consent to the incorporation by reference in the USA Waste Services, Inc. Registration Statements on Form S-4 (File Nos. 33-77110, 33-59259, 33-60103, 33-63981, 333-02181, and 333-08161), Registration Statements on Form S-3 (File Nos. 33-42988, 33-43809, 33-76226, 33-85018, 333-00097, and 333-08573), and
Registration Statements on Form S-8 (File Nos. 33-43619, 33-59807, 33-61621, 33-61625, 33-61627, 33-72436, 33-84988, 33-84990, 333-14115, and 333-14613),
of our report dated February 23, 1996 (except with respect to the matters discussed in paragraphs one and two of Note 16, as to which the dates are March 4, 1996 and March 18, 1996 as indicated), with respect to the consolidated financial statements of Sanifill, Inc. as of December 31, 1995 and 1994 and for the three years in the period ended December 31, 1995, included in this Current Report on Form 8-K.



ARTHUR ANDERSEN LLP

Houston, Texas
November 12, 1996